SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934



	Filed by the Registrant [x]

	Filed by a Party other than the Registrant



Check the appropriate box:



Preliminary Proxy Statement

Confidential, for Use of the Commission Only(as permitted by Rule 14a-6(c)(2)

Definitive Proxy Statement [x]

Definitive Additional Materials

Soliciting Material Pursuant to 240.1a-11(c) or 240.(4a-12)

.................................................................
..............................................Marathon
Bancorp.......................

(Name of Registrant as Specified in Its Charter)



.................................................................
..........................................Kitt Ho, Finance
Officer........................

(Name of Person(s) Filing Proxy Statement)



Payment of Filing Fee (check the appropriate box):



[x] $125 per Exchange Act Rules

MARATHON BANCORP

11444 West Olympic Boulevard

Los Angeles, California 90064

(310) 996-9100



NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June  19, 1995





TO THE SHAREHOLDERS OF MARATHON BANCORP:



	NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of Marathon Bancorp (the "Company") will be held on Monday, June 19, 1995, at 4:00 p.m., at the Company's executive offices, 11444 West Olympic Boulevard, Suite 900, Los Angeles, California 90064, for the following purposes, as set forth in the attached Proxy Statement:



	1. Election of Directors. To elect eight persons to the Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and have qualified. The Board of Directors has nominated the following persons to serve as directors:



		Robert J. Abernethy	Robert L. Oltman

		Frank W. Jobe, M.D.	Ann Pappas

		John J. Maloney	Nick Patsaouras

		C. Thomas Mallos	Michael V. Reyes





 	2. Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof.



	Only those shareholders of record at the close of business on April 24, 1995, are entitled to notice of, and to vote at the Meeting or any adjournments thereof.




                   By Order of the Board of Directors






        Robert L. Oltman,


Secretary



Los Angeles, California

May 17, 1995



IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND.
IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

















 MARATHON BANCORP

11444 West Olympic Boulevard

Los Angeles, California 90064

(310) 996-9100





PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS



June 19, 1995







	This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") by the Board of Directors of Marathon Bancorp (the "Company"), to be held on Monday, June 19, 1995, at 4:00 p.m., at the Company's executive offices, 11444 West Olympic Boulevard, Los Angeles, California 90064, and at any and all adjournments thereof.



	This Proxy Statement and the accompanying Notice and Proxy were mailed to shareholders on or about May 17, 1995. The Company's
Annual Report to Shareholders, including financial statements for its fiscal year ended December 31, 1994, is included with this Proxy Statement. The Annual Report is not part of the proxy materials.





Matters to be Considered



     The matters to be considered and voted upon at the Meeting will be:





	1.  Election of Directors.  To elect eight persons to the Board
of Directors to serve until the next      Annual Meeting of
Shareholders or until their successors are elected and have qualified.



	2.  Other Business.  To transact such other business as may
properly come before the Meeting and      at any and all
adjournments thereof.





Revocability of Proxies



	A Proxy is enclosed for use at the Meeting. Any Proxy given may be revoked by a shareholder at any time before it is exercised by filing with the Secretary of the Company a notice in writing revoking it or by duly executing a Proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote thereat. Subject to such revocation, all Proxies duly executed and received prior to or at the time of the Meeting will be voted by the Proxy Holders in accordance with the instructions on the Proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the Proxy will be voted "FOR" the election of the nominees for directors set forth herein. It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting. If, however, any other matters are properly presented at the Meeting, the Proxy will be voted in accordance with the best judgment and in the discretion of the Proxy Holders.







Solicitation of Proxies



	This solicitation is being made by management of the Company and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of Proxies. It is contemplated that Proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit
Proxies personally or by telephone, for which they will receive no additional compensation. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with forwarding these proxy materials to their principals. In addition, the Company may pay for and utilize the services of individuals or companies not regularly employed by the Company in connection with the solicitation of Proxies if the Board of Directors of the Company determines that this is advisable.





Outstanding Securities and Voting Rights



	Holders of the Company's common stock, no par value (the "Common Stock"), of record at the close of business on April 24, 1995, will be entitled to vote at the Meeting. There were issued and outstanding 1,248,764 shares of Common Stock on April
24, 1995.   The Company's Articles of Incorporation also
authorize the issuance of up to 1,000,000 shares of Preferred Stock, of which no shares are presently issued and outstanding.



	A majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the Meeting. Each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares are entitled to be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting prior to the voting of his or her intention to vote his or her shares cumulatively. If any shareholder has given such notice, all shareholders may then cumulate their votes for candidates placed in nomination prior to the voting. If cumulative voting procedures are used at the meeting for election of the directors, the Proxy Holders will exercise their authority to cumulate votes represented by proxies held by them. Cumulative voting entitles a shareholder to cast as many votes for one nominee as is equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder, or to distribute his or her total votes on the same principle between two or more nominees as he or she sees fit. In the election of directors, the eight candidates receiving the highest number of votes will be elected.































Principal Shareholders



	The following table sets forth certain information as of April 24, 1995, concerning the ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock; (ii) each of the Directors of the Company; and
(iii) the officers and Directors of the Company as a group:



	                                         Amount and Nature

	                                                of Beneficial
         Percent of

Name of Beneficial Owner                   Ownership
   Class



Shareholders other than Directors



Carl Edward Lindros (1)                    96,541
   7.55%





Directors (2)



Robert J. Abernethy                       136,975 (3)(4)
  10.71%



Frank W. Jobe, M.D.                        71,469 (5)
   5.63%



John J Maloney                             4,000 (6)
   .032%



C. Thomas Mallos                          77,610 (3)
   6.07%



Robert L. Oltman                            140,818 (3)(7)
  11.01%



Ann Pappas                                  90,252 (3)(8)
   7.06%



Nick Patsaouras                             83,702 (9)(10)
   6.48%



Michael V. Reyes                             67,845 (3)(11)
   5.31%





Officers (2)



Adrienne Caldwell	(12)



Daniel Erickson	(13)



Timothy J.Herles	(14)





All officers and Directors

as a group (11 persons)                    720,789 (12)
  47.66%











(1)  The address of Mr. Lindros is in care of Santa Barbara
Securities, 200 Carrtilo Street, Santa



       Barbara, CA 93101. Mr. Lindros indicated in filings with the Securities and Exchange Commission that he is the sole beneficial owner and holds sole voting power with respect to the shares listed above.



(2)  The address of each of these directors is in care of the
Company:  11444 West Olympic Boulevard,

       Los Angeles, California 90064.











      Except as otherwise noted below, each nominee directly or
indirectly has sole or shared voting and          investment
power with respect to the shares listed above.



(3) For each person indicated above, includes 29,676 shares of Common Stock which each of these persons has the right to acquire within 60 days of April
24, 1995, by the exercise of stock options

      vested pursuant to the Company's 1983 Stock Option Plan and the 1990 Non-Qualified Stock Option

      Plan.  See "DIRECTORS AND EXECUTIVE OFFICERS -- Stock
Option Plans." The exercise price       of the options granted
under the 1983 Stock Option Plan are $5.27per share and the exercise price of the options granted under the 1990 Non-Qulaified Stock
Option Plan are $6.35 per share.  No

      options under either plan have been exercised.



(4)  Includes 2,276 shares owned by American Standard
Development Corporation, of which Mr.

      Abernethy is President.



(5) Includes 19,990 shares of Common Stock which Dr. Jobe has the right to acquire within 60 days of

       April 24, 1995, by the exercise of stock options vested pursuant to the Company's 1986

       Non-Qualified Stock Option Plan and the 1990
Non-Qualified Stock Option Plan.  See

      "DIRECTORS AND EXECUTIVE OFFICERS -- Stock Option Plans."



(6) Does not Include 50,000 shares of Common Stock which were issued to Mr. Maloney on

       January 18, 1995, pursuant to the  Company's 1990
Non-Qualified Stock Option Plan.  See

      "DIRECTORS AND EXECUTIVE OFFICERS -- Stock Option Plans."
Mr. Maloney will not

       be eligible to exercise his right to acquire any portion of the stock until January 18, 1996.



(7)  Includes 140 shares owned by the Oltman Management
Corporation, of which Mr. Oltman is

      President.



(8)  Includes 1,898 shares owned by the Parasol Restaurant, Inc.



(9) Includes 374 shares held by Mr. Patsaouras as custodian for his minor children.



(10) Includes an additional 43,917 shares which Mr. Patsaouras has the right to acquire within 60 days after April 24, 1995, by the exercise of stock options vested pursuant to the Company's 1983

         Stock Option Plan and the 1990 Non-Qualified Stock
Option Plan.  See "DIRECTORS AND

        EXECUTIVE OFFICERS -- Stock Option Plans."



(11) Includes 9,494 shares held by Mr. Reyes in joint tenancy with Margarita Lopez.



(12)  Includes an aggregate of  299,016 shares of Common Stock
which the officers and Directors have            the right to
acquire within 60 days after April 24, 1995, by the exercise of
stock options vested                pursuant to the Company's
1983 Stock Option Plan, 1986 Non-Qualified Stock Option Plan and
             1990 Non-Qualified Stock Option Plan, as approved by the shareholders of the Company on April

         23, 1990.  See "DIRECTORS AND EXECUTIVE OFFICERS --
Stock Option Plans."

























DIRECTORS AND EXECUTIVE OFFICERS





Election of Directors



	The Company's Directors are elected annually to serve until the next Annual Meeting of Shareholders or until their successors are elected and have qualified. The Bylaws of the Company provide that the number of Directors shall be not less than seven, nor more than twelve, until changed by a bylaw amending
Section 3.02 of the Company's Bylaws, duly adopted by the vote or written consent of the Company's shareholders. The Bylaws further provide that the exact number of Directors shall be fixed from time to time, within the foregoing range, by a bylaw or amendment thereof duly adopted by the vote or written consent of the Company's Board of Directors. The number of Directors currently is fixed at eight.



	The persons named below, all of whom are present members of the Board of Directors of the Company, will be nominated for election to serve until the next Annual Meeting of Shareholders or until their successors are elected and have qualified. Each of these persons is also a member of the Board of Directors of the Company's wholly-owned subsidiary, Marathon National Bank
(the "Bank"), other than Mr. Reyes. Unless otherwise directed by Shareholders, the Proxy Holders will vote all shares represented by Proxies held by them for the election of the maximum number of the following nominees. In the event that any of the nominees should be unable or unwilling to accept nomination for election as a director, it is intended that the Proxy Holders will vote for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.



















      The following table sets forth certain information as of April 24, 1995, with respect to those persons nominated by the Board of Directors for election as Directors based on data furnished by such nominees:




					Year First

                      				Elected or
		Principal Occupation  	Appointed 	      Name and Title
	Age	For Past Five Years	A Director

Robert Abernethy	55	President, American 	  1983


	Director		Standard Development

			Company



Frank W. Jobe, M.D. 	69	Orthopedic Surgeon	  1985
		Director



John J. Maloney	50	President and Chief   	  1995	 President
    		Executive Officer,		 and Director		Marathon Bancorp,

			Marathon National Bank



C. Thomas Mallos	58	President, C. Thomas 	  1982	 	Chief
Financial 		Mallos Accountancy		  	Officer and
		Corporation

 	Director



Robert L. Oltman	57	President, Oltman	  1982	 Secretary
and		Management			  	Director		Corporation



Ann Pappas   	66	Restaurateur		  1982	 Director



Nick Patsaouras	51	President, Nick 	  1982		Chairman of
the		Patsaouras & Assoc.

 	Board              		Chairman of the Board

	          		Marathon Bancorp,

			Marathon National Bank



Michael V. Reyes	38	President, Urban     	  1983
Director		Pacific Development		 	      	  	Corporation



Committees and Attendance at Board Meetings



	Each nominee, with the exception of Mr. Reyes, is also a Director of the Bank. The Company has no standing compensation committee.



	During the fiscal year ended December 31, 1994, the Board of Directors of the Company held 10 meetings and the Board of Directors of the Bank held 12 meetings. Each of the persons who is a nominee and was a Director of the Company during 1994 attended at least 75% of the total number of such Board meetings.

Compensation of Executive Officers and Directors



	Executive Compensation



	The following table sets forth the aggregate cash compensation for services in all capacities during the fiscal year ended
December 31, 1994: (a) to each executive officer whose aggregate compensation exceeded $60,000, and (b) to all executive officers of the Company as a group:





Name of Individual              Capacities in which
    Cash

or Identity of Group     Age    Compensation was Received
Compensation(1)

John J. Maloney        50     President and Chief Executive
$150,000

                               Officer of Marathon Bancorp

		                  and Marathon National Bank



Timothy J. Herles      53     Executive Vice President and
$100,000

                                Senior Credit Officer

                                of Marathon National Bank



Daniel Erickson        50      Senior Vice President and       $
  80,000

                                 Chief Financial Officer of

                                  Marathon National Bank



Adrienne Caldwell      52       Senior Vice President and
$  75,320

                                Chief Operating/Chief
Administrative

                                 Officer of Marathon National
Bank

Executive Officers

  as a group (4 persons)	                             $405,320


 (1)  No bonuses were granted in 1994.  Effective February 3,
1993, the Board of Directors approved a new Bonus program.  See
"1993 Bonus Program."





     John Maloney has been the President of the Company and the Bank and Cheif ExceutiveOfficer of the Bank since October 1994. Mr. Maloney has been a banker for twenty-two years in the Southern California banking community. From 1973 - 1994, Mr. Maloney was employed at Bank of America, most recently as
              .





Director Compensation



	During 1994, each non-employee director received $200 per meeting for his or her attendance at all special or committee meetings of the Bank, and $1000 per Board meeting. The maximum a Director can receive for attendance at Board and/or Committee meetings is $2,000 per month.



Certain Transactions



	Some of the directors and executive officers of the Company and its subsidiaries, and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of their businesses during 1994 and the Bank expects to have such banking transactions in the future. No loans and commitments to lend were included in such transactions.







Bonus Program



	On February 3, 1993, Marathon's Board of Directors adopted a new bonus program to replace the bonus program in existence through 1992. The Board of Director's determined that adopting such a program was a necessary element in achieving Marathon's goals of increasing profitability, reducing problem assets and laying a founding for future profitability and stability.



	The 1993 Bonus Plan establishes bonuses for the six most senior executive officers of the Bank based on whether the Bank achieves specific goals in increases in pre-tax income, increases in outstanding loans and reduction of criticized assets. The Plan sets a target level for each component and weighs each component of the Plan toward the determination of the available bonuses. The Plan also sets minimum targets which must be met for any bonuses, and sets maximum bonuses that can be earned in any one year.

	The Plan provides that 75% of the bonus to each individual will be paid in January upon the receipt of preliminary statements, with the balance due upon approval by the Board of Directors subsequent to receipt of audited financial statements. The
Board also anticipates reviewing salaries and setting new targets for the Bonus Plan at that time.



Stock Option Plans



1983 Stock Option Plan



     The Company's 1983 Stock Option Plan (the "1983 Option Plan") was adopted by the Company's Board of Directors on May 9, 1983, and approved by the shareholders of the Company at the Annual Meeting of Shareholders on April 9, 1984. The 1983 Option Plan provides for the issuance of shares of the Company's Common Stock pursuant to the exercise of stock options to purchase up to 361,762 shares of the Company's Common Stock.



      The purpose of the 1983 Option Plan is to give directors, officers and key employees of the Company and its subsidiaries a greater personal interest in the success of the Company and an added incentive to continue to advance in their employment or other service to the Company and its subsidiaries. The 1983 Option Plan authorizes the granting to such persons of both incentive stock options, within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, (the "Code") and non-qualified options, described in Treasury Regulation 1.83-7 to which Section 421 of the Code does not apply to purchase authorized but unissued shares of the Company's Common Stock.





     The 1983 Option Plan is administered by the Board of Directors, which determines to whom Options are granted and the terms of each Option. Options are exercisable in such installments and upon such conditions as the Board of Directors shall determine, but in no event before one year of continuous service as a director or employee of the Company or subsidiary has elapsed. Options granted under the Option Plan expire not more than ten years from the date of grant. The purchase price of any shares must be paid in full at the time of purchase, in cash or in the Common Stock of the Company having an aggregate fair market value equal to the purchase price. As of April 24, 1994, there were Options outstanding to purchase 202,931 shares under the 1983 Stock Option Plan. At December 31, 1994, approximately 14 persons participated in the 1983 Stock Option Plan.



	At the 1990 Annual Meeting of Shareholders, the shareholders approved certain amendments to the 1983 Stock Option Plan, providing for the exercise of options in the event of a change in control of the Company.



	At the 1992 Annual Meeting of Shareholders, the shareholders approved certain amendments to the 1983 Stock Option Plan, authorizing the Board of Directors to extend the terms of options granted under the plan up to five years. As of December
31, 1992, the Board of Directors had taken action to extend the options of Messrs. Abernethy, Mallos, Oltman, Patsaouras, Reyes, Herles, and Mrs. Pappas by five years.



	During the period January 1, 1994 to December 31, 1994, no options were granted and no options were exercised pursuant to the 1983 Stock Option Plan. The Board of Directors has elected not to issue additional options under the 1983 Stock Option Plan.



1986 Stock Option Plan



	The Company's 1986 Non-Qualified Stock Option Plan (the "1986 Option Plan") was adopted by the Board of Directors on March 17, 1986, and amended by the Board of Directors on March 16, 1987.
The 1986 Option Plan provides for the issuance of shares of the Company's Common Stock pursuant to the exercise of stock options to purchase up to 54,258 shares of the Company's Common Stock to non-employee directors of the Company. The 1986 Option Plan is administered by a committee comprised of Messrs. Abernethy and Reyes, who are not eligible to receive options or additional options under either the 1983 or 1986 Option Plans. The maximum number of shares of Common Stock that may be issued under the 1986 Option Plan on account of any one Optionee may not exceed
15,915 shares. Further, the 1986 Option Plan states that a non-employee director may only receive one grant of options. The exercise price per share may not be less than 100% of market value on the date of grant. The 1986 Option Plan will expire on March 17, 1996, unless terminated earlier by the Company's Board of Directors. As of April 24, 1994, there were options outstanding to purchase 4,555 shares of the Company's Common
Stock pursuant to the 1986 Option Plan.



 	During the period January 1, 1994 to December 31, 1994, no options were granted and no options were exercised pursuant to the 1986 Stock Option Plan. The Board of Directors has elected not to issue additional options under the 1983 Stock Option Plan.







     1990 Stock Option Plan



     The Company's 1990 Stock Option Plan (the "1990 Option
Plan") was adopted by the Company's Board of Directors on March
19, 1990, and approved by the shareholders of the Company at the Annual Meeting of Shareholders on April 23, 1990.



     The purpose of the 1990 Option Plan is to provide a means to attract and retain competent personnel and to provide to participating officers and other key employees ("Eligible Persons") long-term incentives for high levels of performance and unusual efforts to improve the financial performance of the Company.



     The officers and other key employees of the Company may be designated by the Board of Directors of the Company to receive Incentive Stock Options or Non-Qualified Stock Options ("Options"). The 1990 Option Plan does not specify the number of Options which may be granted to a particular participant or group of participants. On the date of adoption of the 1990 Option Plan, the maximum aggregate number of shares issuable pursuant to Options was 416,021. It is the intent of the Board of Directors, however, to reduce the number of shares issuable pursuant to Options by the number of shares issued pursuant to the exercise of Options granted under the Company's 1983 Stock Option Plan and 1986 Stock Option Plan, so that the maximum number of shares which may be granted under all of the Company's Stock Option Plans does not exceed 58,687 shares.



     The 1990 Option Plan will terminate on March 19, 2000, and no Options may be granted after that date. The Board of Directors or the Committee may at any time amend, suspend, or terminate the 1990 Option Plan; provided, however, that neither the Board nor the Committee may without stockholder approval, change the class of persons eligible to receive Options, materially increase the benefits accruing to participants, or increase the number of shares of Common Stock subject to the 1990 Option Plan. The 1990 Option Plan specifically provides that the Board may amend the 1990 Option Plan in any manner consistent with the Securities Act of 1933, the Securities Exchange Act of 1934, the Internal Revenue Code of 1986, or any rules or regulations promulgated thereunder. Neither the Board of Directors nor the Committee may amend, suspend or terminate the 1990 Option Plan without the consent of the affected participants if such action would adversely affect outstanding Options. Upon the occurrence of an event constituting a change in control for purposes of the 1990 Option Plan, all Options shall become immediately exercisable.



	During the period January 1, 1994 to December 31, 1994, 1,500 options were granted, with an average exercise price of $1.56 per share.



















 INDEPENDENT PUBLIC ACCOUNTANTS



	The Company has selected Deloitte & Touche, as its independent public accountants for the fiscal year ending December 31, 1995.
Deloitte & Touche audited the Company's financial statements for the year ended December 31, 1994. All professional services rendered by Deloitte & Touche during 1994 were furnished at customary rates and terms. Representatives of Deloitte & Touche will be present at the Meeting and will be available to respond to appropriate questions from shareholders and, if they so desire, to make a statement.



ANNUAL REPORT



	Marathon Bancorp's Annual Report accompanies this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiary and the report thereon of Deloitte & Touche, independent certified public accountants.





	UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, ADDRESSED TO JOHN MALONEY, IN CARE OF THE COMPANY AT 11444 WEST OLYMPIC BOULEVARD, LOS ANGELES, CALIFORNIA 90064, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT
ON FORM 10-K FOR FISCAL YEAR 1994 INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT
OF 1934.





PROPOSALS OF SHAREHOLDERS



	Under certain circumstances, shareholders are entitled to present proposals or nominate Directors for election at shareholders' meetings. Any such proposal for nomination of Directors to be included in the Proxy Statement for the Company's 1995 Annual Meeting of Shareholders must be submitted by a shareholder to the Company's executive offices prior to February 19, 1995, in a form that complies with applicable regulations.

OTHER BUSINESS



	The Board of Directors knows of no other business to be presented for consideration at the Meeting other than as stated in the Notice of the Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the Proxy.



DATED: May 17, 1995


                          MARATHON BANCORP




                            John J. Maloney


                            President and Chief Executive
Officer